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                                                                   Exhibit 10.59

                               SEVERANCE AGREEMENT
                              AND RELEASE OF CLAIMS
                              ---------------------

     This Severance Agreement And Release Of Claims ("Agreement"), effective September 27, 2001, is made and entered into by and between Richard Bryson ("Bryson") and Pac-West Telecomm, Inc. ("Pac-West" or "Employer").

                                    RECITALS
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     A.   Bryson has been employed by Pac-West in the position of Chief
Financial Officer since approximately October 1998.

     B. Bryson desires to separate from his employment at Pac-West Telecomm, Inc. and pursue other employment opportunities.

     C. Pac-West and Bryson desire to resolve all differences between them relating to Bryson's employment at Pac-West and the severance of that employment by entering into this Severance Agreement and Release of Claims.

                                    AGREEMENT
                                    ---------

     1. In full consideration of the release of claims made by Bryson in this Agreement, and provided that Bryson has not revoked this Agreement as provided in paragraph 10(f), below, then Pac-West will provide the following:

          a. within fourteen (14) days of Pac-West's receipt of the Agreement signed by Bryson, Pac-West will make a payment to Bryson of One Hundred Ninety-Six Thousand Four Hundred And Ninety-Five Dollars And Thirty-Two Cents ($196,495.32), less all applicable state and federal withholdings; and

          b. within fourteen (14) days of Pac-West's receipt of the Agreement signed by Bryson, Pac-West will make a payment to Bryson of Four Thousand Six Hundred And Thirty-Four Dollars And Eighty Cents ($4,634.80), representing Bryson's accrued, unused vacation time of five (5) days; and

          c. on the effective date of Bryson's final termination of employment with Pac-West pursuant to paragraph 2, below, Pac-West will issue a distribution request from the Pac-West Telecomm, Inc. Executive Deferred Compensation Plan for the total amount of Bryson's accrued, vested interest in the deferred compensation plan. The distribution amount will be issued to Bryson within seven
(7) days of receipt by Pac-West from the Plan Administrator.

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          d.    Pac-West will pay for Bryson's continued coverage for health insurance benefits under COBRA beginning October 1, 2001 for seven (7) months, ending with the final payment for coverage in April 2002; and

          f. Pac-West will transfer title to Bryson's company vehicle to Bryson, a 1999 Suburban; and

          f. Pac-West will permit Bryson to continue to access Pac-West's San Francisco office during normal business hours on Mondays, Tuesdays, Wednesdays and Thursday until either (i) the San Francisco office is rented to another tenant or (ii) Bryson begins employment with a different employer, whichever period of time is shorter, after which Bryson shall no longer be permitted to access the San Francisco office; and

          g. Pac-West will pay the service fee for Bryson's T1 telephone internet connection at Bryson's home for (i) a period of seven (7) months (October 2001 through April 2002) or (ii) until Bryson begins employment with a different employer, whichever period of time is shorter, after which Bryson shall be solely responsible for all fees and costs associated with the T1 telephone internet connection at his home; and

          h. Bryson agrees to return all Pac-West company property immediately and no later than the close of business on Tuesday, November 6, 2001; however, Bryson shall be allowed to retain and keep the following company property as his personal property under the terms of this Agreement:

          (i)   Nokia 6160M cellular telephone (service not included)

          (ii)  1 of the 2 Hands Free Talk devices in Bryson's possession

          (iii) HP LaserJet Printer

          (iv)  HP Desktop computer with Zip Drive

          (v)   Filing cabinet and desk chair

     Bryson agrees that these items and payments to him shall constitute the entire amount of monetary and other property provided to Bryson under this Agreement. Bryson agrees that he will not seek any further compensation for any other claimed wages, bonuses, damage, costs, or attorneys' fees in connection with Bryson's employment at Pac-West and the severance thereof.

     2. The parties agree that Bryson's employment in the position of Chief Financial Officer of Pac-West shall end on September 27, 2001, the effective date of this agreement, and that Bryson

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shall remain as an inactive employee of Pac-West on an unpaid leave of absence until midnight on Friday, March 1, 2002, at which time his employment with Pac-West shall terminate. Bryson agrees that he shall not be entitled to any additional benefits or compensation based on this unpaid leave of absence, other than payments and other consideration described in this Agreement, and Bryson agrees that he will not seek any further compensation for any other claimed wages, bonuses, damage, costs, or attorneys' fees in connection with Bryson's employment at Pac-West and the severance thereof, other than the payment and other property described in this Agreement.

     3. This Agreement and compliance with this Agreement shall not be construed as an admission by Pac-West of any liability whatsoever, or as an admission by Pac-West of any violation of the rights of Bryson or any person, violation of any order, law, statute, duty, or contract whatsoever against Bryson or any person. Pac-West specifically disclaims any liability to Bryson or any other person for any alleged violation of the rights of Bryson or any person, or for any alleged violation of any order, law, statute, duty, or contract on the part of Pac-West and, employees or agents or representatives of Pac-West.

     4. Bryson understands that various employment laws provide the right to an employee to bring claims against an employer if the employee believes he/she has been unlawfully discriminated against. These laws include:

          Title VII of the Civil Rights Act of 1964

          The Vietnam Era Veterans' Readjustment Assistance Act of 1974

          The Employee Retirement Income Security Act of 1974

          The Equal Pay Act

          The Americans with Disabilities Act of 1990

          The Civil Rights Act of 1991

          The Family and Medical Leave Act of 1993

          The California Fair Employment and Housing Act

          The California Family Rights Act

          Bryson understands his rights under these Acts and agrees that he will not file against Pac-West any claims based on any alleged violation(s) of these Acts; PROVIDED, Bryson may file a charge of violation of the Age Discrimination in Employment Act with the Equal Employment Opportunity Commission, including a challenge to the validity of this Agreement and may participate in any investigation or proceeding conducted by the Equal Employment Opportunity Commission regarding said Act.

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     5. Bryson gives up (waives) all his rights to damages or any other relief
Bryson might otherwise be awarded on any claim related to or arising from his employment at Pac-West or the conclusion and severance of that employment. This release includes all statutory, contract, tort and other claims Bryson might otherwise make against Pac-West and/or anyone connected with Pac-West, including but not limited to, Pac-West's current and former employees, officers, directors, attorneys, or other agents.

     6. Bryson understands that the Age Discrimination in Employment Act of 1967 provides him with the right to bring a claim against Pac-West if he believes he has been discriminated against on the basis of age. Bryson understands his rights under that Act and specifically agrees to give up (waive) any relief available under the Act for any age discrimination occurring before the date he signs this Agreement, subject to the provisions of paragraph 3, above. Bryson does not waive any claims against Pac-West for age discrimination that occurs after this Agreement is signed.

     7. Except as disclosure may be required by law and necessary for legitimate law enforcement or compliance purposes, Bryson and Pac-West agree that they will keep the facts, terms, and amount of this Agreement confidential and that they will not hereafter disclose any information concerning this Agreement to anyone. Bryson agrees not to make derogatory statements about Pac-West. Bryson agrees to provide information to management for inquiries that may arise regarding job function related matters. Bryson also agrees to fully cooperate and assist Pac-West in resolving any and all claims, disputes, or lawsuits in connection with any and all claims made against Pac-West during the course of Bryson's employment.

     8. Bryson hereby agrees that all of his rights under section 1542 of the Civil Code of the State of California are hereby waived. Section 1542 provides as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     9. Bryson releases Pac-West and anyone connected with Pac-West from all liability of any kind having to do with Bryson's employment with Pac-West. All such liability is barred forever by this Agreement. However, notwithstanding anything else in this Agreement, Pac-West hereby agrees to indemnify and defend Bryson, at Pac-West's expense, against any existing or future lawsuits or other liabilities related to the company or its activities concerning matters which occurred or are alleged to have occurred during, or arose out of, Bryson's service as an officer or employee of Pac-West prior to the effective date of this agreement, or related to Bryson's duties under paragraph 7 of this Agreement.

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     10. Bryson understands and agrees that he: (a) Has carefully read and fully understands all of the provisions of this Agreement; (b) Knowingly and voluntarily agrees to all of the terms set forth in this Agreement; (c)
Knowingly and voluntarily intends to be legally bound by the same; (d) Has the opportunity to review the Agreement for a full twenty-one (21) calendar days before signing it, and need not sign this Agreement until after he has had it in his possession for a full twenty-one (21) calendar days; (e) May consult with an attorney regarding this Agreement, and Bryson hereby is advised in writing to consult with an attorney regarding this Agreement; (f) Has a full seven (7) days after signing this Agreement in which to revoke this Agreement, and has been and hereby is advised in writing that this Agreement shall not become effective or enforceable until and unless this revocation period has expired; (g) Understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. section 621, et. seq.) that may arise after the date this Agreement is
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executed are not waived.

     11. In signing this Agreement, Bryson has not relied upon any representation or statement made by Pac-West or by any representatives or attorneys of Pac-West about this Agreement. Bryson is advised to consult with an attorney prior to signing this Agreement.

     12. This Agreement shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors, and assigns. Bryson expressly warrants that Bryson has not transferred to any person or entity any rights, causes of action, or claims released in this Agreement.

     13. The parties hereto agree to submit any dispute arising out of the terms or conditions of this Agreement, or breach thereof, exclusively to binding arbitration in San Francisco before a neutral arbitrator pursuant to the procedures established by the American Arbitration Association for resolution of employment disputes.

     14. Should any provision of this Agreement be declared or be determined by an arbitrator empowered by this Agreement and/or by any court of competent jurisdiction to be illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, unenforceable, or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

     15. This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof.

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     16. This Agreement may be executed in counterparts, and each party agrees to accept facsimile copies of the signed Agreement in lieu of original signatures.

Dated: 11/5/2001                  /s/ Richard E. Bryson
       ----------------           ----------------------------------------
                                  RICHARD BRYSON


Dated: 11/6/2001                  /s/ Harry W. Wilson
       ----------------           ----------------------------------------
                                  PAC-WEST TELECOMM, INC.

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